                                                                    EXHIBIT 4.2






                             PENEDERM INCORPORATED

                                  COMMON STOCK
                               PURCHASE AGREEMENT

                                 MARCH 3, 1997

         NOTICE TO PURCHASERS IN ALL STATES:

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                               TABLE OF CONTENTS

                                                                                                            PAGE
SECTION  1.      AUTHORIZATION OF SALE OF THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . .   1.

SECTION  2.      AGREEMENT TO SELL AND PURCHASE THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . .   1.
         2.1     Sale of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.
         2.2     Separate Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.

SECTION  3.      CLOSING AND DELIVERY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.
         3.1     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.
         3.2     Delivery of the Shares at the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . .   2.

SECTION  4.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . .   2.
         4.1     Organization and Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.
         4.2     Corporate Power; Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.
         4.3     Issuance and Delivery of the Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.
         4.4     Confidential Offering Memorandum; SEC Documents; Financial Statements  . . . . . . . . . .   3.
         4.5     Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.
         4.6     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.
         4.7     Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.
         4.8     Governmental Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.
         4.9     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.
         4.10    Listing; Maintenance of Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.

SECTION  5.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS  . . . . . . . . . . . . . . .   4.

SECTION  6.      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS . . . . . . . . . . . . . . . . . .   6.

SECTION  7.      CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING . . . . . . . . . . . . . . . . . . . .   6.
         7.1     Receipt of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.
         7.2     Registration Statement Effective . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.
         7.3     Representations and Warranties Correct . . . . . . . . . . . . . . . . . . . . . . . . . .   7.

SECTION  8.      CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING . . . . . . . . . . . . . . . . . . .   7.
         8.1     Registration Statement Effective . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.
         8.2     Representations and Warranties Correct . . . . . . . . . . . . . . . . . . . . . . . . . .   7.
         8.3     Legal Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.

SECTION  9.      REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT . . . . . . . . . . . . . .   7.
         9.1     Registration Procedures and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.
         9.2     Transfer of Securities After Registration  . . . . . . . . . . . . . . . . . . . . . . . .   9.





                                       i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                            PAGE
         9.3     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.
         9.4     Termination of Conditions and Obligations  . . . . . . . . . . . . . . . . . . . . . . . .  11.
         9.5     Information Available  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.
         9.6     Changes in Purchaser Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.

SECTION 10.      BROKER'S FEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.

SECTION 11.      NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.

SECTION 12.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.
        12.1     Waivers and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.
        12.2     Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.
        12.3     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12.
        12.4     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13.
        12.5     Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13.
        12.6     Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13.
        12.7     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13.
        12.8     Payment of Fees and Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13.

ATTACHMENTS:

Exhibit A         -       Schedule of Purchasers
Exhibit B         -       Schedule of Exceptions
Exhibit C         -       Form of Legal Opinion
Appendix I        -       Stock Certificate Questionnaire
Appendix II       -       Registration Statement Questionnaire
Appendix III      -       Purchaser's Certificate of Subsequent Sale





                                      ii.

                                  COMMON STOCK
                               PURCHASE AGREEMENT


         THIS AGREEMENT ("Agreement") is made as of March 3, 1997 (the "Effective Date"), by and among PENEDERM INCORPORATED, a California corporation with its principal place of business at 320 Lakeside Drive, Suite A, Foster City, California 94404 (the "Company"), and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto. Such persons and entities are hereinafter collectively referred to herein as "Purchasers" and each individually as a "Purchaser."

                                   AGREEMENT

         In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

         SECTION 1. AUTHORIZATION OF SALE OF THE SECURITIES. Subject to the terms and conditions of this Agreement, the Company has, or before the Closing (as defined below) will have, authorized the sale and issuance of up to 752,000 shares of its Common Stock (the "Common Stock"). The shares of Common Stock sold hereunder shall be referred to herein as the "Shares" or the "Securities."

         SECTION 2.       AGREEMENT TO SELL AND PURCHASE THE SECURITIES.

         2.1     SALE OF SHARES.

                 (a) At the Closing (as defined in Section 3), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, at a purchase price of Twelve dollars and seventy-five cents ($12.75) per Share, the number of Shares set forth next to such Purchaser's name on the Schedule of Purchasers attached hereto as Exhibit A (the "Schedule of Purchasers").

         2.2 SEPARATE AGREEMENT. Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Shares that appear on Exhibit A hereto and that relate to such Purchaser. The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Shares such other Purchasers have agreed to purchase.

         SECTION 3.       CLOSING AND DELIVERY.

         3.1 CLOSING. The Closing of the purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall be held as soon as practicable after the effectiveness of the



                                       1.

Registration Statement, as set forth in Section 9.1(a) hereof, to be filed with the Securities and Exchange Commission (the "SEC" or the "Commission"), and satisfaction or waiver of all other conditions to Closing set forth in Sections 7 and 8 hereof, at the offices of Heller Ehrman White & McAuliffe, 525 University Avenue, Palo Alto, California 94301, or on such other date and place as may be agreed to by the Company and the Purchasers.

         The Company shall give at least five (5) business days prior written notice to the Purchasers, in a manner provided for in Section 11 hereof, of the date, time and location of the Closing. At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the "Closing Date").

         3.2 DELIVERY OF THE SHARES AT THE CLOSING. At the Closing, the Company shall deliver to each Purchaser stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of shares of Common Stock to be purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers against payment of the purchase price for such shares. The name(s) in which the stock certificates are to be issued to each Purchaser are set forth in the Stock Certificate Questionnaire in the form attached hereto as Appendix I, as completed by each Purchaser.

         SECTION 4.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
COMPANY.

         Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchasers as follows:

         4.1 ORGANIZATION AND STANDING. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of California, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted and as described in the Confidential Offering Memorandum, dated March 3, 1997 (the "Memorandum"), and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results or operations of the Company). The Company has no subsidiaries or equity interest in any other entity.

         4.2 CORPORATE POWER; AUTHORIZATION. The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, sell and issue the Shares and carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to those provisions of Section 9.3 relating to indemnity or contribution.





                                       2.

The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Shares by the Company will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Articles of Incorporation or Bylaws of the Company or any statute, law, rule applicable to the Company or regulation or any state or federal order, judgment or decree applicable to the Company or any indenture, mortgage, lease or other agreement or instrument to which the Company or any of its properties is subject, where such conflict, breach or violation would have a material adverse effect on the Company.

         4.3 ISSUANCE AND DELIVERY OF THE SHARES. The Shares, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive, co- sale, right of first refusal or any other similar rights of the shareholders of the Company or any liens or encumbrances. The Company has not granted any registration rights with respect to its securities other than the registration rights set forth herein.

         4.4 CONFIDENTIAL OFFERING MEMORANDUM; SEC DOCUMENTS; FINANCIAL STATEMENTS. Each complete or partial statement, report, or proxy statement included as an Exhibit to the Memorandum is a true and complete copy of or excerpt from such document as filed by the Company with the SEC. The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates (or, if amended, when amended), all documents filed by the Company with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Exchange Act. Neither the Memorandum nor any of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents and the Memorandum (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

         4.5 INTELLECTUAL PROPERTY. Except as set forth in the Memorandum, the Company owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets and know-how described or referred to in the Memorandum as owned or used by it or that are necessary for the conduct of its business as presently conducted and as described in the Memorandum. Except as set forth in the Memorandum, the Company has not received any notice of, nor has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent right, invention, trade secret or know-how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding,





                                       3.

would have a material adverse effect on the business, properties, financial condition or results or operations of the Company.

         4.6 CAPITALIZATION. All of the Company s outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities. The actual authorized and outstanding capital stock of the Company as of the date hereof is as set forth in Section 4.6 of Exhibit B. Except as set forth in Exhibit B, there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of the Company s capital stock or any such options, rights, convertible securities or obligations.

         4.7 LITIGATION. Except as set forth in the Memorandum, there is no pending or, to the Company s knowledge, threatened, action, suit or other proceeding to which the Company is a party or to which its property or assets are subject.

         4.8 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws, and (b) the filing of a registration statement and all amendments thereto with the SEC as contemplated by Section 9.1 of this Agreement.

         4.9 NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed herein or in the Memorandum, since September 30, 1996, there have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business or which have not been, either individually or in the aggregate, materially adverse.

         4.10 LISTING; MAINTENANCE OF LISTING. The Company s Common Stock is traded on the Nasdaq National Market. For so long as the Company is obligated to keep in effect the Registration Statements provided under Section 9 hereof, the Company will use its reasonable best efforts to maintain its listing on The Nasdaq National Market or a national securities exchange, as defined in the Exchange Act.

         SECTION 5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                          PURCHASERS.

         5.1 Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:





                                       4.

                 (a) Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, either alone or together with the advice of such Purchaser's purchaser representative, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered, either alone or with such Purchaser's purchaser representative, all information Purchaser deems relevant (including the SEC documents and the Memorandum) in making an informed decision to purchase the Securities.

                 (b) Purchaser is acquiring the Securities being acquired by Purchaser pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities, except in compliance with Section 5(c).

                 (c) Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), applicable blue sky laws, and the rules and regulations promulgated thereunder.

                 (d) Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Questionnaire, attached hereto as Appendix I and Appendix II, respectively, for use in preparation of the Registration Statements to be filed by the Company, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the applicable Registration Statement (provided that Purchaser shall be entitled to update such information by providing notice thereof to the Company prior to the effective date of such Registration Statement).

                 (e) Purchaser has, in connection with its decision to purchase the Securities, relied with respect to the Company and its affairs solely upon the SEC Documents and the other information delivered to Purchaser by the Company as described in Sections 4.4 and 5(a) above and the representations and warranties of the Company contained herein.

                 (f) Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

                 (g) Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by Purchaser, this Agreement shall constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating





                                       5.

to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally, including any specific performance, and
(iii) as to those provisions of Section 9.3 relating to indemnity or contribution.

                 (h) Purchaser, together with Purchaser's Affiliates and Associates (as defined in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act), is not, and will not by virtue of the transactions contemplated by this Agreement be, a Beneficial Owner (as defined in the Rights Agreement dated as of November 20, 1996 between the Company and ChaseMellon Shareholder Services, L.L.C.) of 20% or more of the outstanding shares of Common Stock of the Company.

                 (i) Purchaser (A) is an "institutional investor" within the meaning of Section 802.64(a) of the rules of the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Rules") by virtue of being an insurance company or an investment company registered with the SEC under the Investment Company Act of 1940, and (B) is purchasing the Shares in the ordinary course of business and for its own account solely for the purpose of investment within the meaning of Section 802.64(b) of the HSR Rules, and (C) as a result of the acquisition of the Shares, will not control the Company (as defined in the HSR Rules) and will not hold voting securities of the Company valued in excess of $25 million (as defined in the HSR Rules).

         5.2 Purchaser represents and warrants to and covenants with the Company that Purchaser has not engaged and will not engage in any short sales of the Company's Common Stock prior to the effectiveness of the Registration Statement, except to the extent that any such short sale is fully covered by shares of Common Stock of the Company other than the Shares.

         5.3 Purchaser understands that nothing in the Memorandum, this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice and that no independent legal counsel has reviewed these documents and materials on Purchaser's behalf. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

         SECTION 6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and each Purchaser herein and in the certificates for the securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchasers of the securities being purchased and the payment therefor.

         SECTION 7. CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING. The Company's obligation to complete the sale and issuance of the Securities and deliver shares of Common Stock to each Purchaser, individually, as set forth in the Schedule of Purchasers shall be subject to the following conditions to the extent not waived by the Company:





                                       6.

         7.1 RECEIPT OF PAYMENT. The Company shall have received payment, by check or wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers.

         7.2 REGISTRATION STATEMENT EFFECTIVE. The Registration Statement filed by the Company pursuant to Section 9 shall have become effective, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

         7.3 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by such Purchaser in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

         SECTION 8. CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Each Purchaser's obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the following conditions to the extent not waived by such Purchaser:

         8.1 REGISTRATION STATEMENT EFFECTIVE. The Registration Statement required pursuant to Section 9 shall have become effective, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

         8.2 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made.

         8.3 LEGAL OPINION. Purchasers shall have received from Heller Ehrman White & McAuliffe, counsel to the Company, an opinion letter addressed to the Purchasers, dated as of the Closing Date, covering the matters set forth in Exhibit C hereto, subject to customary assumptions and qualifications.

         This Agreement may be terminated by any Purchaser with respect to such Purchaser only if the Closing has not transpired by April 30, 1997.

         SECTION 9. REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

         9.1 REGISTRATION PROCEDURES AND EXPENSES. The Company is obligated to do the following:

                 (a) As soon as practicable following the Effective Date and in any event no later than ten (10) days following the Effective Date, the Company shall prepare and file with the Commission one or more registration statements in order to register with the Commission the resale by the Purchasers, from time to time, of the Shares through Nasdaq or the facilities of any national securities exchange on which the Company's Common Stock is then traded, or





                                       7.

in privately-negotiated transactions (a "Registration Statement"). The Company shall use its best efforts to cause such Registration Statement to be declared effective as soon thereafter as reasonably possible.

                 (b) The Company shall prepare and file with the Commission (i) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, (ii) such SEC Reports and
(iii) such other filings required by the Commission, in each case as may be necessary to keep the Registration Statement continuously effective and not misleading until the earliest of (A) the second anniversary date of the Closing, (B) such date as all of the Shares have been resold or (C) such time as all of the Shares held by the Purchasers can be sold within a given three-month period pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, following the effectiveness of the Registration Statement, the Company may, at any time, suspend the effectiveness of the Registration Statement for up to no longer than 30 days, as appropriate (a "Suspension Period"), by giving notice to the Purchasers, if the Company shall have determined that the Company may be required to disclose any material corporate development. The Company will use its best efforts to minimize the length of any Suspension Period. Notwithstanding the foregoing, no more than two Suspension Periods may occur in any twelve (12) month period. Each Purchaser agrees that, upon receipt of any notice from the Company of a Suspension Period, such Purchaser will not sell any Shares pursuant to the Registration Statement until (i) such Purchaser is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) such Purchaser has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) such Purchaser has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

                 (c) In order to facilitate the public sale or other disposition of all or any of the shares by each Purchaser, the Company shall furnish to each Purchaser with respect to the Shares registered under the Registration Statement such number of copies of prospectuses, prospectus supplements and preliminary prospectuses as such Purchaser reasonably requests in conformity with the requirements of the Securities Act.

                 (d) The Company shall file any documents required of the Company for normal blue sky clearance in states specified in writing by each Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

                 (e) Other than fees and expenses, if any, of counsel or other advisers to the Purchasers, which fees and expenses shall be borne by the Purchasers except as referred to in Section 12.8 below, the Company shall bear all expenses (exclusive of any brokerage fees, underwriting discounts and commissions) in connection with the procedures in paragraphs (a) through (d) of this Section 9.1.

                 (f) With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell Shares to the public without registration or





                                       8.

pursuant to registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the second anniversary of the Closing Date or (B) such date as all of the Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to any Purchaser upon request, as long as the Purchaser owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares without registration under the Securities Act.

         9.2 TRANSFER OF SECURITIES AFTER REGISTRATION. Each Purchaser agrees that such Purchaser will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act, except:

                          (i)     pursuant to the Registration Statement, in
which case such Purchaser shall submit the certificates evidencing the Shares to the Company's transfer agent, accompanied by a separate "Purchaser's Certificate" (A) in the form of Appendix III attached hereto, (B) executed by such Purchaser or by an officer of, or other authorized person designated by, such Purchaser, and (C) to the effect that (1) the Shares have been sold in accordance with the Registration Statement and (2) the requirement of delivering a current prospectus has been satisfied; or

                          (ii)    in a transaction exempt from registration
under the Securities Act, in which case such Purchaser shall, prior to effecting such disposition, submit to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the proposed transaction is in compliance with the Securities Act.

         9.3 INDEMNIFICATION. As used in this Section 9.3 the following terms shall have the following respective meanings:

                 (a) "Selling Shareholder" shall mean a Purchaser of Securities under this Agreement and any transferee of such a Purchaser who is entitled to resell Shares pursuant to the Registration Statement;

                 (b) "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 9.1; and

                 (c) "Untrue Statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.





                                       9.

         The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement on or after the effective date of the Registration Statement, or on or after the date of any prospectus or prospectus supplement or the date of any sale by Purchaser thereunder, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will reimburse such Selling Shareholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable to such Selling Shareholder in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements contained in Section 9.1 or 9.2 hereof respecting sale of the Shares or any statement or omission in any Prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder.

         Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 9.1 or 9.2 hereof respecting sale of the Shares, or any Untrue Statement contained in the Registration Statement on or after the effective date thereof, or in any prospectus supplement as of its issue date or date of any sale by Purchaser thereunder, if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that in no event shall any indemnity by a Purchaser under this Section 9.3 exceed the gross proceeds received by such Purchaser from the sale of Shares covered by such Registration Statement.

         Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 9.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with





                                      10.

counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

         9.4 TERMINATION OF CONDITIONS AND OBLIGATIONS. The conditions precedent imposed by Section 4, Section 5 or this Section 9 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

         9.5 INFORMATION AVAILABLE. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchasers, the Company will furnish to the Purchasers:

                 (a) as soon as practicable after available (but in the case of the Company's Annual Report to Shareholders, within 150 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted auditing standards certified by a national firm of certified public accountants); (ii) its Annual Report on Form 10-K;
(iii) its quarterly reports on Form 10-Q (the foregoing, in each case, excluding exhibits); (iv) its Proxy Statement; and (v) its current reports on Form 8-K, if any;

                 (b) upon the request of any Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(iii) of this Section 9.5, in the form generally available to the public; and

                 (c) upon the reasonable request of any Purchaser, an adequate number of copies of the prospectuses and supplements to supply to any other party requiring such prospectuses.

         9.6 CHANGES IN PURCHASER INFORMATION. Each Purchaser agrees to promptly notify the Company of any changes in the information set forth in the Registration Statement regarding Purchaser or such Purchaser's plan of distribution set forth in such Registration Statement.

         SECTION 10. BROKER'S FEE. The Company and each Purchaser (severally and not jointly) hereby represent that, except for amounts to be paid to the Placement Agent by the





                                      11.

Company as described in Section 12.8 hereof, there are no brokers or finders entitled to compensation in connection with the sale of the Shares, and shall indemnify each other for any such fees for which they are responsible.

         SECTION 11. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

                 (a)      if to the Company, to:

                                  Penederm Incorporated
                                  320 Lakeside Drive, Suite A
                                  Foster City, California  94404
                                  Attention:  President

                 with a copy so mailed to:

                                  Heller, Ehrman, White & McAuliffe
                                  525 University Avenue
                                  Palo Alto, California  94301
                                  Attention:  Richard Friedman

                 or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

                 (b) if to the Purchasers, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

         SECTION 12.      MISCELLANEOUS.

         12.1 WAIVERS AND AMENDMENTS. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Shares.

         12.2 HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         12.3 SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.





                                      12.

         12.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into and performed entirely in California by California residents, without regard to conflicts of law principles.

         12.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

         12.6 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         12.7 ENTIRE AGREEMENT. This Agreement and other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         12.8 PAYMENT OF FEES AND EXPENSES. Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby (the "Offering"); provided, that the Company shall reimburse the Placement Agent for certain fees and expenses incurred by the Placement Agent in connection with the Offering as described in the Memorandum. Purchasers acknowledge that the Placement Agent will receive a commission in the amount described in the
Memorandum.   If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.





                                      13.

         IN WITNESS WHEREO, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                        PENEDERM INCORPORATED



                                        By:  /s/ Lloyd H. Malchow
                                           ----------------------------------

                                        Name: Lloyd H. Malchow
                                             --------------------------------

                                        Title: President & CEO
                                              -------------------------------

                                        PURCHASER


                                        Purchaser Name: Franklin Resources
                                                       ----------------------

                                        By: /s/ Kurt von Emster
                                           ----------------------------------

                                        Name: Kurt von Emster
                                             --------------------------------

                                        Title: Portfolio Manager Franklin
                                              -------------------------------

                                        Address: 777 Mariners Boulevard
                                                -----------------------------
                                                 San Mateo, CA 94404
                                                -----------------------------

                                        Facsimile: 415 312-5660
                                                  ---------------------------


                      COMMON STOCK PURCHASE AGREEMENT

         IN WITNESS WHEREO, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.



                                        PENEDERM INCORPORATED



                                        By:  /s/ Lloyd H. Malchow
                                           ----------------------------------

                                        Name: Lloyd H. Malchow
                                             --------------------------------

                                        Title: President & CEO
                                              -------------------------------

                                        PURCHASER




                                        Purchaser Name:Deerfield Management


                                        By: /s/ Arnold H. Sneider
                                           ----------------------------------



                                        Name: Arnold H. Sneider
                                             --------------------------------


                                        Title: General Partner
                                              -------------------------------

                                        Address: 450 Lexington Avenue
                                                -----------------------------
                                                 Suite 1930
                                                -----------------------------
                                                 New York, NY 10012
                                                -----------------------------
                                        Facsimile: 212-599-3075
                                                  ---------------------------




                      COMMON STOCK PURCHASE AGREEMENT

         IN WITNESS WHEREO, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.




                                       PENEDERM INCORPORATED



                                       By:  /s/ Lloyd H. Malchow
                                          ----------------------------------

                                       Name: Lloyd H. Malchow
                                            --------------------------------

                                       Title: President & CEO
                                             -------------------------------

                                       PURCHASER



                                       Purchaser Name: RCM Capital Management,
                                                      -------------------------
                                       L.L.C. on behalf of such investment
                                       ----------------------------------------
                                       companies as set forth in Appendix I
                                       ----------------------------------------

                                       By: /s/ John D. Leland
                                          -------------------------------------
                                       Name: John D. Leland
                                            -----------------------------------
                                       Title: Principal
                                             ----------------------------------

                                       Address: 4 Embarcadero Center, Ste. 2900
                                               --------------------------------
                                                San Francisco, CA 94111
                                               --------------------------------

                                       Facsimile:
                                                 ------------------------------



                      COMMON STOCK PURCHASE AGREEMENT

         IN WITNESS WHEREO, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.



                                      PENEDERM INCORPORATED



                                      By:  /s/ Lloyd H. Malchow
                                         ----------------------------------

                                      Name: Lloyd H. Malchow
                                           --------------------------------

                                      Title: President & CEO
                                            -------------------------------

                                      PURCHASER


                                      Purchaser Name: ProMed Management, L.L.C.
                                                      --------------------------
                                      By: /s/ Barry Kurokawa
                                         --------------------------------------

                                      Name: Barry Kurokawa
                                           ------------------------------------

                                      Title: Managing Member
                                            -----------------------------------

                                      Address: 200 Park Avenue, Suite 3900
                                              ---------------------------------
                                               New York, NY 10166
                                              ---------------------------------

                                              ---------------------------------

                                     Facsimile: (212) 692-3627
                                              ---------------------------------




                      COMMON STOCK PURCHASE AGREEMENT

                                   EXHIBIT A

                             SCHEDULE OF PURCHASERS



-------------------------------------------------------------------------------------------------------
                     PURCHASER NAME AND ADDRESS                             NUMBER OF SHARES PURCHASED
-------------------------------------------------------------------------------------------------------
  Deerfield Partners, L.P.                                                                 91,000
  c/o Deerfield Management
  Attn:  Arnold H. Sneider
  450 Lexington Avenue, Suite 1930
  New York, NY  10017
  Telephone:  (212) 551-1600
-------------------------------------------------------------------------------------------------------
  Deerfield International Limited                                                           9,000
  c/o Deerfield Management
  Attn:  Arnold H. Sneider
  450 Lexington Avenue, Suite 1930
  New York, NY  10017
  Telephone:  (212) 551-1600
-------------------------------------------------------------------------------------------------------
  ProMed Partners, L.P.                                                                     9,400
  c/o ProMed Management
  Attn:  Barry Kurokawa
  200 Park Avenue, Suite 3900
  New York, NY  10166
  Telephone:  (212) 692-3626
-------------------------------------------------------------------------------------------------------
  MedCap I Corp.                                                                           17,100
  c/o  ProMed Management
  Attn:  Barry Kurokawa
  200 Park Avenue, Suite 3900
  New York, NY  10166
  Telephone:  (212) 692-3626
-------------------------------------------------------------------------------------------------------
  HPB Associates, LP                                                                       13,500
  c/o  ProMed Management
  Attn:  Barry Kurokawa
  200 Park Avenue, Suite 3900
  New York, NY  10166
  Telephone:  (212) 692-3626
-------------------------------------------------------------------------------------------------------
  RCM Global Healthcare Fund, a series of RCM                                               2,000
  Equity Funds, Inc.
  Attn:  Jeff Wiggins
  Four Embarcadero Center, Suite 3000
  San Francisco, CA  94111
  Telephone:  (415) 954-5474
-------------------------------------------------------------------------------------------------------
  RCM  Small Cap Fund, a series of RCM Capital                                             26,700
  Funds, Inc.
  Attn:  Jeff Wiggins
  Four Embarcadero Center, Suite 3000
  San Francisco, CA  94111
  Telephone:  (415) 954-5474
-------------------------------------------------------------------------------------------------------
  RCM  Growth Equity Fund, a series of RCM Capital                                         53,300
  Funds, Inc.
  Attn:  Jeff Wiggins
  Four Embarcadero Center, Suite 3000
  San Francisco, CA  94111
  Telephone:  (415) 954-5474
-------------------------------------------------------------------------------------------------------
  Franklin Global Health Care Fund                                                         141,500
  c/o Franklin Resources
  Attn:  Kurt von Emster
  777 Mariners Boulevard
  San Mateo, CA  94404
  Telephone:  (415) 312-2837
-------------------------------------------------------------------------------------------------------
  Franklin Small Cap Growth Fund                                                           283,400
  c/o Franklin Resources
  Attn:  Kurt von Emster
  777 Mariners Boulevard
  San Mateo, CA  94404
  Telephone:  (415) 312-2837
-------------------------------------------------------------------------------------------------------
  Franklin California Growth Fund                                                           94,300
  c/o Franklin Resources
  Attn:  Kurt von Emster
  777 Mariners Boulevard
  San Mateo, CA  94404
  Telephone:  (415) 312-2837
-------------------------------------------------------------------------------------------------------
  Franklin Asset Allocation Fund                                                            10,800
  c/o Franklin Resources
  Attn:  Kurt von Emster
  777 Mariners Boulevard
  San Mateo, CA  94404
  Telephone:  (415) 312-2837
-------------------------------------------------------------------------------------------------------
  TOTAL SHARES SOLD:                                                                       752,000
-------------------------------------------------------------------------------------------------------

                    SUMMARY INSTRUCTION SHEET FOR PURCHASER
                   (TO BE READ IN CONJUNCTION WITH THE ENTIRE
                       PURCHASE AGREEMENT WHICH FOLLOWS)

A. Complete the following items on the Purchase Agreement, copies of which are attached hereto for your convenience:

         1.      Signature Page.

         2.      Appendix I - Stock Certificate Questionnaire:

                 Provide the information requested by the Stock Certificate Questionnaire.

         3.      Appendix II - Registration Statement Questionnaire:

                 Provide the information requested by the Registration Statement Questionnaire.

         4. Return the properly completed and signed Purchase Agreement including the properly completed and signed Appendix I and Appendix II to:

                                  Volpe, Welty & Company
                                  One Maritime Plaza, 11th Floor
                                  San Francisco, CA 94111
                                  Facsimile: (415) 274-4468
                                  Attention: Ted Ridgeway

                 PLEASE RETURN THE COMPLETED AND SIGNED PURCHASE AGREEMENT BY FACSIMILE WITH ALL OF THE ORIGINAL DOCUMENTS FOLLOWING BY OVERNIGHT COURIER OR MAIL.

B. Instructions regarding the transfer of funds for the purchase of Securities will be sent separately.

C. Upon the resale of the Shares by the Purchasers after the Registration Statement covering the Shares is effective as described in the Purchase Agreement, each Purchaser:

                 (i)      must deliver a current prospectus to the buyer; and

                 (ii)     must send a letter in the form of Appendix III to the
                         Company so that the Shares may be properly transferred.

                                                                      APPENDIX I

                             PENEDERM INCORPORATED
                        STOCK CERTIFICATE QUESTIONNAIRE


         Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.       The exact name that your Shares are to be registered
         in (this is the name that will appear on your stock
         certificate(s)). You may use a nominee name if
         appropriate:
                                       _________________________________________

2.       The relationship between the Purchaser of the
         Securities and the Registered
         Holder listed in response to item 1 above:
                                       _________________________________________

3.       The mailing address and facsimile number of the
         Registered Holder listed in response to item 1 above:
                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        Facsimile:______________________________


4.       The Social Security Number or Tax Identification
         Number of the Registered Holder listed in the response
         to item 1 above:
                                        ________________________________________

                                        Signature:______________________________

                                        Print Name:_____________________________

                                        Title:__________________________________

                                                                     APPENDIX II

                             PENEDERM INCORPORATED
                      REGISTRATION STATEMENT QUESTIONNAIRE

         In connection with the preparation of the Registration Statement, please provide us with the following information:

         1. Please state your or your organization's name exactly as it should appear in the Registration Statement:


         2. Please provide the following information, as of February 26, 1997:

                                      Number of shares of Common Stock that
                                       you already beneficially own or
 Number of Shares that you are          that you are purchasing and do
purchasing and seek to include in         NOT seek to include in the
   the Registration Statement              Registration Statement


         3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Proxy Statement in connection with the Company's 1996 Annual Meeting of Shareholders?
                                  Yes ____               No ____

         If yes, please indicate the nature of any such relationships:__________________________________________________________________


                                        Signature:______________________________

                                        Print Name:_____________________________

                                        Title:__________________________________

                                                                    APPENDIX III

                PURCHASER'S CERTIFICATE OF RESALE OF THE SHARES

         The undersigned, an officer of, or other person duly authorized by

__________________________________________________ hereby certifies that he/she
[fill in official name of individual or institution]
[said institution] is the Purchaser of the Shares evidenced by the attached stock certificate(s) and as such, sold such Shares on _________________________
                                                               [date]
in accordance with registration statement number

______________________________________________________________________ and the
 [fill in the number of or otherwise identify registration statement]

requirement of delivering a current prospectus and current annual, quarterly and reports (Forms 10-K, 10-Q, and 8-K) by the Company has been complied with in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution): ________________________________

Name of Individual representing Purchaser
(if an Institution):___________________________________________________________

Title of Individual representing Purchaser
(if an Institution):___________________________________________________________


Signature by:

Individual Purchaser or Individual
representing Purchaser:________________________________________________________